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CUSIP NO.  237502109                    13G                    PAGE 8 OF 8 PAGES
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                                                                    Exhibit 99.1

                             JOINT FILING AGREEMENT

            In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Darwin Professional Underwriters, Inc., a Delaware corporation.

Date: February 12, 2007

                                         ALLEGHANY CORPORATION

                                         By: /s/ Jerry G. Borrelli
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                                             Name:  Jerry G. Borrelli
                                             Title: Vice President

                                         ALLEGHANY INSURANCE HOLDINGS LLC

                                         By: /s/ Roger B. Gorham
                                             -----------------------------
                                             Name:  Roger B. Gorham
                                             Title: Senior Vice President